UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT

OF 1934

Date of Report (Date of earliest event reported): May 22, 2018

US ECOLOGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-11688	95-3889638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

101 S. Capitol Blvd. Suite 1000 Boise, Idaho (Address of principal executive offices)		83702 (Zip Code)

(208) 331-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07   Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders (“Annual Meeting”) of US Ecology, Inc. (“Company”) was held on May 22, 2018. The Company’s stockholders approved each of the three proposals described in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 11, 2018 (“Proxy Statement”).

The proposals below are described in the Company’s Proxy Statement. Of the 21,923,691 shares outstanding and entitled to vote, 21,167,783 shares were represented at the Annual Meeting in person or by proxy. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

(i)  Election of Directors – The following persons were elected as directors to hold office until the next annual meeting of stockholders or until their death, resignation or removal.

	Votes For	Votes Against	Votes Abstained
Joe F. Colvin	19,282,318	127,838	11,076
Katina Dorton	19,267,535	143,662	10,035
Glenn A. Eisenberg	19,375,805	34,292	11,135
Jeffrey R. Feeler	19,144,625	265,381	11,226
Daniel Fox	19,289,993	120,088	11,151
Ronald C. Keating	19,377,143	33,014	11,075
Stephen A. Romano	19,339,278	70,770	11,184
John T. Sahlberg	19,309,694	100,463	11,075

(ii)  Ratification of the Company’s Independent Registered Public Accounting Firm – The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year.  The voting results were 21,001,380 shares “FOR,” 154,029 shares “AGAINST” and 12,374 shares “ABSTAIN.”

(iii) Advisory Vote on Executive Compensation – The Company’s stockholders approved by non-binding advisory vote the executive compensation of certain executive officers. The voting results were 18,896,862 shares “FOR,” 506,419 shares “AGAINST” and 17,951 shares “ABSTAIN.”

There were 1,746,551 broker non-votes with respect to the election of each director and approval by non-binding advisory vote of the executive compensation of certain officers. There were no broker non-votes with respect to the appointment of the independent registered public accounting firm.

Item 7.01. Regulation FD Disclosure.

On May 29, 2018, the Company announced in the press release attached as Exhibit 99.1 to this report that it has extended its program to repurchase up to $25 million worth of shares of its common stock. The program will remain in effect until June 6, 2020, unless extended by the Board of Directors of the Company (“Board”).

The information provided in Item 7.01 (including Exhibit 99.1) is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 ("Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

2

Item 8.01. Other Events.

Following the Annual Meeting, the Board held a regularly scheduled meeting at which Jeffrey R. Feeler was appointed Chairman of the Board and the following directors, each of whom are independent as defined by the applicable NASDAQ standards, were appointed to the respective committees identified below:

Audit Committee	Corporate Governance Committee	Compensation Committee
Daniel Fox (Chair)	Katina Dorton (Chair)	John T. Sahlberg (Chair)
Glenn A. Eisenberg	Daniel Fox	Joe F. Colvin
John T. Sahlberg	Ronald C. Keating	Glenn A. Eisenberg
Ronald C. Keating

The Company’s Corporate Governance Guidelines provide that in the event the Chairman of the Board is an employee of the Company, the Chair of the Corporate Governance Committee shall serve as Lead Independent Director. Accordingly, because Jeffrey R. Feeler, the President and Chief Executive Officer of the Company, was appointed to the position of Chairman of the Board, Katina Dorton, Chair of the Corporate Governance Committee, shall serve as the Board’s Lead Independent Director.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

The following exhibits relating to Item 7.01 shall be deemed to be furnished, and not filed:

99.1        Press Release of US Ecology, Inc. dated May 29, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US Ecology, Inc.
(Registrant)

Date: May 29, 2018	By:/S/ Eric L. Gerratt
Eric L. Gerratt
Executive Vice President and Chief Financial Officer

3